EXHIBIT 99.1

For Immediate Release

Issuer Direct Acquires Certain Assets of SEC Compliance Services, Inc.

Acquisition will expand Issuer Direct’s Corporate Issuer Customer Base to over 500

MORRISVILLE, North Carolina, January 5, 2012 (GLOBE NEWSWIRE) -- Issuer Direct Corporation (OTCBB: ISDR), a market leader and innovator of disclosure management solutions and cloud–based compliance technologies, today announced that it has acquired certain assets of privately-held SEC Compliance Services, Inc. Headquartered in San Leandro, California, SEC Compliance is a full service XBRL and Edgarization provider that specializes in building reseller channels to the corporate marketplace.

With the addition of SEC Compliance Services, Issuer Direct will increase its reseller reach, broaden its channel relationships and improve its overall GMPI (gross margins per issuer). Additionally, Issuer Direct expects to maintain the entire sales and marketing team in San Leandro, which will function as the Company’s West Coast sales office.

“We are impressed with the accomplishments of Michael Colon and his team at SEC Compliance Services during the past year and look forward to working with them as part of the Issuer Direct family,” stated Brian R. Balbirnie, Chief Executive Officer of Issuer Direct Corporation. “We expect certain front-end-loaded expenses associated with the purchase and infrastructure requirements to impact the first part of 2012, but SEC Compliance Services should complement the significant growth in revenue and earnings that we anticipate for the full year,” added Wes Pollard, the Company’s Chief Financial Officer.

"Issuer Direct has demonstrated clear leadership in the market, which is why this is such a logical partnership," said Michael Colon. The Disclosure Management Solution promises to be a game changer and we look forward to being a part of that change.

Together, Issuer Direct and SEC Compliance Services will continue to build disruptive cloud-based technologies that strengthen Issuer Direct’s robust “Disclosure Management Solutions” platform.

A disruptive technology or disruptive innovation is an innovation that helps create new opportunities that eventually go on to disrupt an existing market  (over a period), displacing earlier processes and technologies. The term is used in business and technology to describe innovations that improve a product or service in ways that the market does not expect. Issuer Direct’s Disclosure Management cloud-based system aims to disrupt current back-office processes that will enable significant advancements in how we manage, communicate and distribute data.

Issuer Direct has continued to increase its backlog as the Company transitions from a traditional supplier of services to more of a software-as-a-service (“SaaS”) provider of disclosure management solutions to the corporate marketplace. “By the end of the first quarter we will be on track to have over 500 clients, up from 300 only 12 months ago,” continued Balbirnie. “We are excited about our prospects for 2012.”

Issuer Direct purchased certain assets of SEC Compliance in accordance with an asset purchase agreement. The Company expects to file the purchase agreement on Form 8-K with the Securities and Exchange Commission by market close January 6, 2012. A copy of the Form 8-K and purchase agreement will be available on the Company’s website the day of filing (here).

About Issuer Direct Corporation: Issuer Direct Corporation ("IDC") is a market leader and innovator of disclosure management solutions and cloud–based compliance technologies. With a focus on corporate issuers, the Company alleviates the complexity of maintaining compliance with its integrated portfolio of products and services that enhance companies’ ability to efficiently produce and distribute their financial and business communications both online and in print.

The Issuer Direct logo is available here.

Learn more about Issuer Direct today:
Financial Tear sheet	http://ir.issuerdirect.com/tearsheet/html/isdr
Request materials	http://ir.issuerdirect.com/isdr/request_materials

Forward Looking Statements: This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. We disclaim any intention to, and undertake no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact our forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2009, including but not limited to the discussion under "Risk Factors" therein, filed with the SEC, which you may view at http://www.sec.gov.

For Additional Information, Please Contact:

Brian R. Balbirnie,
Chief Executive Officer
(919) 481-4000
ir@issuerdirect.com

or

RJ Falkner & Company, Inc.,
Investor Relations Counsel
at (830) 693-4400 or via
email at info@rjfalkner.com